AMENDMENT NO.7 TO

Sub-Administration and Sub-Fund Accounting

Services AGREEMENT

THIS AMENDMENT made as of December 2, 2020 (“Amendment”) to that certain Sub-Administration and Sub-Fund Accounting Services Agreement dated as of October 1, 2015 (as amended and in effect as of the date hereof, “Agreement”), by and between Victory Capital Management Inc. (“Client”) and Citi Fund Services Ohio, Inc. (“Service Provider” and, with the Client, referred to herein individually as “Party” and collectively as “Parties”).  All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Service Provider performs certain sub-administrative and sub-accounting services for the Client; and

WHEREAS, the Client has become the investment adviser and fund administrator of certain new Funds to be added to Schedule 6 of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	List of Funds (Schedule 6)

Schedule 6 of the Agreement is deleted and replaced with the Schedule 6 attached hereto.

2.	Representations and Warranties.
(a)

Each Party represents and warrants to the other that it has full power and authority to enter into and perform this Amendment, that this Amendment has been duly authorized and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)	The Client represents that it has provided this Amendment to the Boards.
3.	Miscellaneous.
(a)

This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agreement in the Agreement and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agreement as separately amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Victory Capital Management Inc.		Citi Fund Services Ohio, Inc.
By:	/s/ Michael D. Policarpo	By:	/s/ Dominic Crowe
Name:	Michael D. Policarpo	Name:	Dominic Crowe
Title:	President, CFO & CAO	Title:	President
Date:	02/22/2021	Date:	02/22/2021

Schedule 6 to Services Agreement List of Funds

Victory Portfolios

Victory Diversified Stock Fund

Victory Floating Rate Fund

Victory Global Natural Resources Fund

Victory High Income Municipal Bond Fund

Victory High Yield Fund

Victory INCORE Fund for Income

Victory INCORE Investment Grade Convertible Fund

Victory INCORE Investment Quality Bond Fund

Victory INCORE Low Duration Bond Fund

Victory INCORE Total Return Bond Fund

Victory Integrity Discovery Fund

Victory Integrity Mid-Cap Value Fund Victory Integrity Small-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Munder Mid-Cap Core Growth Fund

Victory Munder Multi-Cap Fund

Victory Munder Small Cap Growth Fund

Victory NewBridge Large Cap Growth Fund

Victory RS Global Fund

Victory RS Growth Fund

Victory RS International Fund

Victory RS Investors Fund

Victory Portfolios II

Victory US 500 Enhanced Volatility Wtd Index Fund

Victory Market Neutral Income Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series

Victory INCORE Investment Quality Bond VIP Series

Victory INCORE Low Duration Bond VIP Series

Victory RS International VIP Series

Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series

Victory 500 Index VIP Series

Victory Sophus Emerging Markets VIP Series

Victory RS Large Cap Alpha Fund

Victory RS Mid Cap Growth Fund

Victory RS Partners Fund

Victory RS Science and Technology Fund

Victory RS Select Growth Fund

Victory RS Small Cap Equity Fund

Victory RS Small Cap Growth Fund

Victory RS Value Fund

Victory S&P 500 Index Fund

Victory Sophus Emerging Markets Fund

Victory Sophus Emerging Markets Small Cap Fund

Victory Special Value Fund

Victory Strategic Allocation Fund

Victory Strategic Income Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund

Victory Tax-Exempt Fund

Victory Trivalent Emerging Markets Small-Cap Fund

Victory Trivalent International Fund-Core Equity Victory Trivalent International Small-Cap Fund

Victory THB US Small Opportunities Fund*

Victory Portfolios II – ETFs

VictoryShares Developed Enhanced Volatility Wtd ETF

VictoryShares Dividend Accelerator ETF

VictoryShares Emerging Market Volatility Wtd ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF

VictoryShares Global Multi-Factor Minimum Volatility ETF

VictoryShares International High Div Volatility Wtd ETF

VictoryShares International Multi-Factor Minimum Volatility ETF

VictoryShares International Volatility Wtd ETF

VictoryShares Quality Growth ETF

VictoryShares Quality Value ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF

VictoryShares US 500 Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF

VictoryShares US EQ Income Enhanced Volatility Wtd ETF

VictoryShares US Large Cap High Div Volatility Wtd ETF

VictoryShares US Multi-Factor Minimum Volatility ETF

VictoryShares US Small Cap Volatility Wtd ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares USAA Core Intermediate-Term Bond ETF

VictoryShares USAA Core Short-Term Bond ETF

VictoryShares USAA MSCI Emerging Markets Value Momentum ETF

VictoryShares USAA MSCI International Value Momentum ETF

VictoryShares USAA MSCI USA Small Cap Value Momentum ETF

VictoryShares USAA MSCI USA Value Momentum ETF

VictoryShares NASDAQ Next 50 ETF

VictoryShares Top Veteran Employers ETF

VictoryShares Protect America ETF

USAA MUTUAL FUNDS TRUST

USAA 500 Index Fund

USAA Aggressive Growth Fund

USAA California Bond Fund
USAA Capital Growth Fund
USAA Cornerstone Aggressive Fund
USAA Cornerstone Conservative Fund
USAA Cornerstone Equity Fund
USAA Cornerstone Moderate Fund
USAA Cornerstone Moderately Aggressive Fund
USAA Cornerstone Moderately Conservative Fund
USAA Emerging Markets Fund
USAA Extended Market Index Fund
USAA Global Equity Income Fund
USAA Global Managed Volatility Fund
USAA Government Securities Fund
USAA Growth & Income Fund
USAA Growth and Tax Strategy Fund
USAA Growth Fund
USAA High Income Fund
USAA Income Fund
USAA Income Stock Fund
USAA Intermediate-Term Bond Fund
USAA International Fund
USAA Managed Allocation Fund

USAA Money Market Fund

USAA NASDAQ-100 Index Fund
USAA New York Bond Fund
USAA Precious Metals and Minerals Fund
USAA Science & Technology Fund
USAA Short-Term Bond Fund
USAA Small Cap Stock Fund
USAA Target Managed Allocation Fund
USAA Target Retirement 2030 Fund
USAA Target Retirement 2040 Fund
USAA Target Retirement 2050 Fund
USAA Target Retirement 2060 Fund
USAA Target Retirement Income Fund
USAA Tax Exempt Intermediate-Term Fund
USAA Tax Exempt Long-Term Fund
USAA Tax Exempt Money Market Fund
USAA Tax Exempt Short-Term Fund
USAA Treasury Money Market Trust
USAA Ultra Short-Term Bond Fund
USAA Value Fund
USAA Virginia Bond Fund
USAA Sustainable World Fund

*Pending Launch